UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 19, 2007

Western Goldfields Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ontario

(State or Other Jurisdiction of Incorporation)

000-52757	98-0544546
(Commission File Number)	(IRS Employer Identification No.)

2 Bloor Street West, Suite 2102 , P.O. Box 110
Toronto, Ontario, Canada	M4W 3E2

(Address of Principal Executive Offices)	(Zip Code)

(416) 324 6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On September 19, 2007, HJ & Associates, LLP, or “HJ,” resigned as our independent registered public accounting firm.

HJ's reports with respect to our financial statements for each of the years ended December 31, 2005 and December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2005 and December 31, 2006, and through the date of HJ's resignation, September 19, 2007, there were no disagreements between HJ and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the HJ, would have caused HJ to make reference to the subject matter of the disagreements in connection with its reports.

We have received a letter from HJ stating that it agrees with the foregoing disclosure, which letter is attached hereto as Exhibit 99.1.

On September 21, 2007, we engaged PricewaterhouseCoopers LLP, or "PWC," as our independent registered public accounting firm. During the fiscal years ended December 31, 2005 and December 31, 2006, and through the date of PWC's appointment, September 21, 2007, we did not consult with PWC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was the subject of disagreement or event, required to be disclosed under (a)(1)(iv) of Item 304(a) of Regulation S-B.

On the recommendation of the audit committee of the Company, on September 21, 2007 the board of directors of the Company accepted the resignation of HJ and appointed PWC as the independent auditors of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibit.

99.1	Letter from HJ & Associates, LLP dated as of September 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2007	Western Goldfields Inc.

	By:	/s/Brian Penny
	Name:	Brian Penny
	Title:	Chief Financial Officer